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                                                                    Exhibit 1(i)
               [FORM OF DEBT SECURITIES UNDERWRITING AGREEMENT]

                                    , 199__


[Representative Name]
[Address]

Ladies and Gentlemen;

     Dominion Resources, Inc., a Virginia corporation (the "Company"), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the "Underwriters") for whom you are acting as representative (in such capacity you shall be referred to as the "Representative"), $_______ principal amount of its ___% Debt Securities Due _____ (the "Debt Securities"). The Debt Securities are to be issued under an indenture (the "Indenture") dated as of __________, 199 between the Company and The Chase Manhattan Bank, as trustee.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3, including a prospectus, relating to the registration of the Debt Securities and certain other securities of the Company under the Securities Act of 1933, as amended (the "Securities Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations promulgated under the Securities Act (the "Rules and Regulations"). Such registration statement has been declared effective by the Commission. The registration statement at the time it became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 434 under the Securities Act of 1933, as amended (the "Securities Act"), is hereinafter referred to as the Registration Statement; and the prospectus (including any prospectus supplement whether or not such prospectus supplement is required to be filed by the Company pursuant to Rule 424(b) of the Rules and Regulations) in the form first used to confirm sales of Debt Securities is hereinafter referred to as the Prospectus (including, in the case of all references to the Registration Statement and the Prospectus, documents incorporated therein by reference).

                                   Section I

     1.1 The Company represents and warrants to you and to each of the other Underwriters as of the date hereof that:

     (a) The Registration Statement, on the effective date thereof, conformed in all material respects to the requirements of the Securities Act, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the Rules and Regulations and did not include any untrue statement of a material fact or omit to state any material fact necessary
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to make the statements therein, in the light of the circumstances under which they were made, not misleading, and on the date of this Agreement the Registration Statement and the Prospectus conform in all material respects to the requirements of the Securities Act, the Trust Indenture Act and the Rules and Regulations and neither of such documents includes any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no
                      --------  -------
representation or warranty as to the information contained in or omitted from such documents, in reliance upon and in conformity with information furnished to the Company by or on behalf of the Underwriters through the Representative specifically for inclusion therein or the part of the Registration Statement which constitutes the Trustee's Statement of Eligibility under the Trust Indenture Act (the "Form T-1").

     (b) The documents incorporated, or deemed to be incorporated, by reference in the Prospectus pursuant to Item 12 of the requirements of Form S-3 under the Securities Act, at the time they were or thereafter are filed with the Commission complied, and will comply, in all material respects with the applicable requirements of the Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations of the Commission promulgated thereunder.

     1.2 Each of the several Underwriters represents and warrants to, and agrees with, the Company, its directors and such of its officers as shall have signed the Registration Statement, and to each other Underwriter, that the information furnished to the Company by, or through the Representative on behalf of, such Underwriter expressly for use in the Registration Statement or the Prospectus does not contain an untrue statement of a material fact and does not omit to state a material fact in connection with such information required to be stated therein or necessary to make such information not misleading.

                                  Section II

     Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price equal to the percentage of principal amount as set forth on Schedule I hereto, the principal amount of Debt Securities, [plus, accrued interest, if any, from _______, 199__,] set forth opposite such Underwriter's name in Schedule I hereto. It is understood that the Underwriters propose to offer the Debt Securities for sale as set forth in the Prospectus.

                                  Section III

     Payment for the Debt Securities shall be made by or on behalf of the several Underwriters by the wire transfer of immediately available funds to the Company's account listed on Schedule II to this Agreement. Such payment shall be made upon delivery of the Debt Securities to the Representative or upon its order at the office of the Representative, [Address], at 10:00 A.M.,


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New York City time, on the third business day (unless postponed in accordance with the provisions of Section VIII) following the date of this Agreement, or if pricing takes place after 4:30 P.M. New York City time, on the fourth business day following the date of this Agreement (unless postponed in accordance with the provisions of Section VIII), or at such other time on the same or such other earlier date as shall be agreed upon by the Representative and the Company. The time and date of such payment are hereinafter referred to as the Closing Date. Delivery of the Securities shall be made to the Representative for the respective accounts of the Underwriters against payment by the Underwriters through the Representative of the purchase price thereof to or upon the order of the Company by wire transfer of Federal funds or other immediately available funds or in such other manner of payment as may be agreed by the Company and the Representative.

     Delivery of any Debt Securities to be issued in definitive certificated form shall be made on the Closing Date at such location, and in such names and denominations, as the Representative shall designate at least two business days in advance of the Closing Date. The Company agrees to have the Debt Securities available for inspection, checking and packaging by the Representative in New York, New York, not later than 1:00 PM on the business day prior to the Closing Date. The closing for the purchase and sale of the Debt Securities shall occur at the office of [Underwriters' Counsel] [Address] ("Counsel for the Underwriters") or such other place as the parties hereto shall agree.

                                  Section IV

     The several obligations of the Underwriters hereunder are subject to the following conditions:

     4.1 If the Company does not elect to rely on Rule 434 under the Rules and Regulations, and if the filing of the Prospectus is required pursuant to Rule 424(b), the Prospectus (including a prospectus supplement) shall have been filed with the Commission in the manner and within the time period required by Rule 424(b); and prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted, or, to the knowledge of the Company, shall be contemplated by the Commission and the Representative shall have received at such closing a certificate of the Company, dated the Closing Date, to such effect. If the Company elects to rely on Rule 434 under the Rules and Regulations, immediately following the execution of this Agreement, the Company will prepare an abbreviated term sheet that complies with the requirements of Rule 434 under the Rules and Regulations and will provide the Underwriter with copies of the form of Rule 434 Prospectus, in such number as the Representative shall reasonably request, and if necessary, promptly file or transmit for filing with the Commission the form of Prospectus complying with Rule 434(c)(2) of the Rules and Regulations in accordance with Rule 424(b) thereunder.


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          4.2  Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any material adverse change in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement.

          4.3 The Representative shall have received a certificate, dated the Closing Date, of the Chairman of the Board, President and Chief Executive Officer or any Executive Vice President, Senior Vice President or Vice President of the Company, in which such officer, to the best of his knowledge, shall state that (i) the representations and warranties of the Company in this Agreement are true and correct (except for immaterial details) as of the Closing Date and (ii) subsequent to the date of the latest financial statements in the Prospectus, there has been no material adverse change in the financial position or results of operations of the Company except as set forth or contemplated in the Prospectus or as described in such certificate.

          4.4  You shall have received on the Closing Date an opinion of Thomas
F. Farrell, II, Esq., Senior Vice President - Corporate Affairs, or such other counsel for the Company, as may be acceptable to the Representative, dated the Closing Date, to the effect that:

          (a) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the Commonwealth of Virginia, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which it owns or leases substantial properties or in which the conduct of its business requires such qualification except where the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise;

          (b) Each significant subsidiary as defined in Rule 405 of Regulation C of the Securities Act (each a "Significant Subsidiary") of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus; and, to the best of such counsel's knowledge, is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise; all of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable, and, except for directors' qualifying shares, if any, is owned by the Company free and clear of any mortgage, pledge, lien, encumbrance, claim or equity;


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          (c)    No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated herein, except such as may be required under the Securities Act or state securities laws; and

          (d) The execution, delivery and performance of this the Indenture and Agreement and the issuance and sale of the Debt Securities and compliance with the terms and provisions thereof will not result in a material breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any Significant Subsidiary or any of their properties or, to the best of such counsel's knowledge, any agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any Significant Subsidiary is bound or to which any of the properties of the Company or any Significant Subsidiary is subject, or the articles of incorporation or bylaws of the Company or any Significant Subsidiary, and the Company has full power and authority to authorize, issue and sell the Debt Securities as contemplated by this Agreement.

           In addition, such counsel shall state that he or she has participated in conferences with officers and other representatives of the Company, representatives of Deloitte & Touche LLP, independent auditors for the Company, and the Representative, at which the contents of the Registration Statement, the Prospectus and any amendment thereof or supplement thereto and related matters were discussed and although such counsel has not undertaken to investigate or verify independently, and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus or any amendment thereof or supplement thereto, no facts have come to the attention of such counsel which would lead such counsel to believe that the Registration Statement or the Prospectus (other than the historical, proforma, projected or other financial statements, information and data and statistical information and data included or incorporated by reference therein, and the Form T-1, in each case as to which no opinion need be given) at the time the Registration Statement became effective, or as of the date of this Agreement, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that the Prospectus (other than the historical, proforma, projected or other financial statements, information and data and statistical information and data included or incorporated by reference therein, in each case as to which no opinion need be given) as of the Closing Date includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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          4.5  The Representative shall have received on the Closing Date an opinion of McGuire, Woods, Battle & Boothe, L.L.P. counsel for the Company dated the Closing Date, to the effect that:

          (a) The Indenture has been duly authorized, executed and delivered by the Company and has been duly qualified under the Trust Indenture Act; the Securities have been duly authorized, executed, issued and delivered by the Company; the Indenture and the Debt Securities, when authenticated in the manner provided in the Indenture, constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (in rendering such opinion, such counsel may assume that the Indenture has been duly authorized, executed and delivered, and the Debt Securities have been duly authenticated, by the Trustee);

          (b) This Agreement has been duly authorized, executed and delivered by the Company;

          In addition, subject to such counsel's customary qualifications about the scope of its obligations in connection with its participation in the preparation of documents, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, representatives of Deloitte & Touche LLP, independent auditors for the Company, the Representative, and Counsel for the Underwriters at which the contents of the Registration Statement, the Prospectus and any amendment thereof or supplement thereto and related matters were discussed and although such counsel have not undertaken to investigate or verify independently, and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus or any amendment thereof or supplement thereto, and did not participate in the preparation of the documents incorporated by reference in the Registration Statement or the Prospectus, no facts have come to the attention of such counsel which would lead such counsel to believe that either the Registration Statement or the Prospectus (other than the historical, proforma, projected or other financial statements, information and data and statistical information and data included or incorporated by reference therein, and the Form T-1, in each case as to which no opinion need be given) at the time such Registration Statement became effective, or as of the date of this Agreement, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or that the Prospectus at the applicable Closing Date (other than the historical, proforma, projected or other financial statements, information and data and statistical information and data included or incorporated by reference therein, in each case as to which no opinion need be given) includes any untrue statement of a material fact or omits to state a material fact necessary

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     in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          In rendering such opinion, McGuire, Woods, Battle & Boothe, L.L.P. may rely (A) as to matters governed by New York law upon the opinion of Counsel for the Underwriters, referred to below and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

          The opinion of McGuire, Woods, Battle & Boothe, L.L.P. shall be rendered to the Representative at the request of the Company and shall so state therein.

          4.6 The Representative shall have received from Counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the validity of the Debt Securities, the Registration Statement, the Prospectus, this Agreement and other related matters as the Representative may reasonably request, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Counsel for the Underwriters may rely as to matters governed by Virginia law upon the opinion of Thomas F. Farrell Esq. or such other counsel referred to in paragraph 4.4 above.

          4.7 On the Closing Date, the Representative shall have received from Deloitte & Touche LLP a letter dated such date, in form and substance satisfactory to the Representative.

                                   Section V

     The obligations of the Company to sell and deliver the Debt Securities on the Closing Date are subject to the condition that at the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall be in effect or proceeding therefor shall have been instituted or, to the knowledge of the Company, shall be contemplated.

     If the foregoing condition shall not have been satisfied, then the Company shall be entitled, by notice in writing or by telegram to the Representative, to terminate this Agreement without any liability on the part of the Company or any Underwriter, except as provided in paragraphs 6.1 and 6.5 hereof.

                                  Section VI

     In further consideration of the agreements of the Underwriters herein contained, the Company covenants as follows:

          6.1 To assist in any required qualification of the Debt Securities by the Representative or on its behalf for offer and sale under the securities or blue sky laws of such States as the Representative may designate, to continue such qualification in effect so long as required for the distribution of the Debt Securities and to reimburse the Representative for any expenses (including filing fees and fees and disbursements of counsel) paid by the Representative or on its behalf to qualify the Debt Securities for offer and sale, to continue such qualification, to determine the eligibility of the Debt Securities for investment and to print the memoranda relating thereto; provided that the Company shall not be required to qualify as a foreign corporation in any jurisdiction in which it is not so qualified;

          6.2 Promptly to deliver to the Representative conformed copies of the Registration Statement (including all documents incorporated by reference therein) as originally filed and of all amendments thereto heretofore or hereafter filed, including

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     conformed copies of all exhibits except those incorporated by reference, and such number of copies of the Registration Statement (but excluding the exhibits), each related preliminary prospectus, the Prospectus, and any amendments and supplements thereto, as the Representative may reasonably request;

          6.3 If, at any time when a prospectus relating to the Debt Securities is required to be delivered under the Securities Act in connection with sales by an Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act in connection with sales by an Underwriter or dealer, to advise the Representative of such event or necessity, as the case may be, and, promptly upon request made by the Representative, to prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance; provided that the expense of preparing and filing and such amendment or supplement (i) which is necessary in connection with such a delivery of a prospectus more than nine months after the date of this Agreement or (ii) which relates solely to the activities of any Underwriter shall be borne by the Underwriter or Underwriters or the dealer or dealers requiring the same; and provided further that the Representative shall, upon inquiry by the Company, advise the Company whether or not any Underwriter or dealer which shall have been selected by the Representative retains any unsold Debt Securities and, for the purposes of this paragraph 6.3, the Company shall be entitled to assume that the distribution of the Debt Securities has been completed when it is advised by the Representative that no Underwriter or such dealer retains any Debt Securities;

          6.4 As soon as practicable, to make generally available to its security holders an earnings statement covering a period of at least twelve months beginning after the "effective date of the registration statement" within the meaning of Rule 158 under the Act which will satisfy the provisions of Section 11(a) of the Act;

          6.5 To pay or bear (i) all expenses in connection with the matters herein required to be performed by it, including all expenses (except as provided in paragraph 6.3 above) in connection with the preparation and filing of the Registration Statement and the Prospectus, and any amendment or supplement thereto, and the furnishing of copies thereof to the Underwriters, and all audits, statements or reports in connection therewith, and all expenses in connection with the original issue and delivery of the Debt Securities to the Underwriters at the place designated in Section III hereof, and all Federal and State taxes (if any) payable (not including any transfer taxes) upon the original issue of the Debt Securities, (ii) all expenses in connection with the printing of this Agreement; and

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          6.6 Before amending or supplementing the Registration Statement or the
     Prospectus (to the extent that such amendment or supplement relates to the Shares), to furnish to the Representative a copy of each such proposed amendment or supplement.

                                  Section VII

     The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Underwriter or any such controlling person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein.

     Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company by such Underwriter through the Representative expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

     In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying

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party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representative, in the case of parties indemnified pursuant to the second preceding paragraph, and by the Company, in the case of parties indemnified pursuant to the first preceding paragraph. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement, of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity would have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

     If any Underwriter or person shall be entitled to indemnification by the terms of this Section VII, and if such claim for indemnification is thereafter held by a court to be unavailable for any reason other than by reason of the terms of this Section VII or if such claim is unavailable under controlling precedent, such Underwriter or person shall be entitled to contribution from the Company to liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Securities Act. In determining the amount of contribution to which such Underwriter or person is entitled, there shall be considered the relative benefits received by such Underwriter or person and the Company from the offering of the Debt Securities (taking into account the portion of the proceeds of the offering realized by each), the Underwriter's or person's relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other statement or omission, and any other equitable considerations appropriate under the circumstances. The Company and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose).

     The indemnity and contribution provisions contained in this Section VII and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any

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Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Debentures.

                                 Section VIII

     This Agreement shall be subject to termination by notice given by the Representative to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by the New York Stock Exchange or the Nasdaq Stock Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the Representative's reasonable judgment, is material and adverse and (b) in the case of any of the events specified in clauses (a) (i) through (iv), such event singly or together with any other such event makes it, in the Representative's reasonable judgment, impracticable to market the Debt Securities on the terms and in the manner contemplated in the Prospectus.

                                  Section IX

     This Agreement shall become effective upon the later of execution and delivery hereof by the parties hereto.

     If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Debt Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Debt Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Debt Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Debt Securities set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Debt Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representative may specify, to purchase the Debt Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Debt Securities that any Underwriter has agreed to purchase pursuant to Section II be increased pursuant to this Section IX by an amount in excess of [one-tenth] of such principal amount of Debt Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Debt Securities and the aggregate principal amount of Debt Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Debt Securities to be purchased on such date, and arrangements satisfactory to the Company for the purchase of such Debt Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Representative or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the

Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

     This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

                                         Very truly yours,

                                         DOMINION RESOURCES, INC.


                                         By
                                           -----------------------------------
                                                [Name]
                                                [Title]

Accepted, _____, 199__

[The Representative]

Acting severally on behalf of itself and the several Underwriters named herein.

By [the Representative]


By
  ----------------------------
        [Name]
        [Title]

                                  SCHEDULE I



Underwriter                                             Principal Amount of
-------------                                                Debentures
                                                         To Be Purchased
                                                        -------------------

                                  SCHEDULE II



                               [COMPANY ACCOUNT]